Exhibit 10.1
WORKIVA INC.
2014 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT GRANT
(NON-EMPLOYEE DIRECTOR)

                                    Grant Number

Pursuant to the Workiva Inc. 2014 Equity Incentive Plan, as amended from time to time (the “Plan”), you have been granted a restricted stock unit (“RSU”) award covering the number of shares of Class A Common Stock of Workiva Inc. (the “Company”) set forth below, subject to service-based vesting conditions as follows:
Grant Date

Total Number of Shares Granted

Vesting Schedule    Subject to the Plan and the Restricted Stock Unit Agreement (the “Award Agreement”), this RSU award shall vest in accordance with the following schedule, provided you have not experienced a Termination of Service prior to any vesting date except as provided in your Award Agreement:

Vesting Date(s)	Number or Percentage of Shares that Vest
One-year anniversary of the Grant Date or, if sooner, the date of the next Annual Meeting of Stockholders at which the director’s term ends.	100%

By clicking “Accept,” you and the Company agree that this award is governed by the terms and conditions of this Notice of Restricted Stock Unit Grant (the “Notice of Grant”) as well as the Plan and Award Agreement, all of which are attached and made a part of this Notice of Grant. You also acknowledge that there may be tax consequences to you upon the vesting of the RSU award, the settlement of the RSU award, and/or the disposition of the underlying shares, and that you have been advised to consult a tax advisor prior to acceptance of this grant.

GRANTEE:                        WORKIVA INC.

                            By:

                            Name:
Print Name
Title:
Execution Date: ____________ __, 20__

WORKIVA INC.
2014 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
(NON-EMPLOYEE DIRECTOR)

This RESTRICTED STOCK UNIT AGREEMENT (the “Award Agreement”) dated as of the Grant Date set forth on the Notice of Restricted Stock Unit Grant to which this Award Agreement is attached (the “Notice of Grant”) is between Workiva Inc. (the “Company”), a Delaware corporation, and the grantee named in the Notice of Grant (the “Grantee”).

WHEREAS, the Company desires to award the Grantee restricted stock units (“RSUs”) with respect to the Company’s Class A Common Stock, subject to service-based vesting conditions in accordance with the terms of the Plan, a copy of which is attached hereto;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Grant of RSU. As of the Grant Date, the Company grants to the Grantee RSUs for the number of shares set forth on the Notice of Grant, subject to the terms of the Plan and this Award Agreement. Each RSU entitles the Grantee to one share of Common Stock on the applicable RSU vesting date, provided the vesting conditions of the award are satisfied. The Grantee must accept the RSU award within 90 days after notification that the award is available for acceptance and in accordance with the instructions provided by the Company. The award will be rescinded upon action of the Company, in its discretion, if the award is not accepted within 90 days after notification is sent to the Grantee indicating availability for acceptance.

2.Vesting; Forfeiture.
a.    Provided the Grantee has not incurred a Termination of Service prior to the applicable vesting date, except as otherwise set forth in this Award Agreement and the Plan, RSUs awarded under this Award Agreement shall vest on the earliest to occur of the following: (i) the vesting date(s) set forth on the Notice of Grant; (ii) the Grantee’s death; (iii) a Change in Control (as defined in the Plan); (iv) the Administrator, in its sole discretion, determines that the Grantee has incurred a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)); or (v) the Grantee’s Termination of Service by action of the Company without Cause (as defined in the Plan). In the event of the Grantee’s Termination of Service for Cause, unvested RSUs shall be immediately forfeited.

b.    The period over which the RSUs vest is referred to as the “Restriction Period.” Until the issuance to the Grantee of a certificate or certificates for shares of Common Stock subject to the award, such shares are not transferable other than by will or by the laws of descent and distribution, or as otherwise permitted by the Plan, and the RSUs shall not be subject to any levy of any attachment, execution or similar process upon the rights or interest. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any RSU or any right hereunder, except as provided for in this Award Agreement, the Company may terminate any unvested portion of the award by notice to the Grantee and the award and all rights hereunder shall thereupon become null and void.

3.Dividend Equivalents. RSUs awarded under this Award Agreement are eligible to receive dividend equivalents as of the vesting date of the RSUs to which the dividend equivalents relate. On each date that a cash dividend is paid with respect to Common Stock, the Company shall credit the bookkeeping account established on behalf of the Grantee with the dollar amount of the dividends the Grantee would have received if the RSUs held by the Grantee on the record date for such dividend payment had been shares of Common Stock. As of the applicable vesting date, the Grantee shall receive a payment equal to the amount of the dividends that would have been paid on the RSUs vesting on such date, had they been shares of Common Stock during the period beginning on the Grant Date and ending on the vesting date, and the Grantee’s account shall be debited accordingly. If the Grantee forfeits all or any portion of the RSUs, any amounts credited to the Grantee’s account attributable to such forfeited RSUs shall also be forfeited. If dividends are paid in the form of Common Stock, the Company shall credit the Grantee’s account with one additional RSU for each share of Common Stock that would have been received as a dividend, had the Grantee’s RSUs been shares of Common Stock owned by the Grantee without restriction. Such additional RSUs shall vest or be forfeited at the same time as the RSU to which they relate.

4.Settlement of RSUs. As soon as practicable after the applicable RSU vesting date, but in no event more than 30 days thereafter, the Company shall transfer to the Grantee one share of Common Stock for each RSU vesting on the vesting date (the date of any such transfer shall be the settlement date for purposes of this Agreement). The Grantee shall have no rights as a stockholder with respect to the RSUs awarded under this Agreement prior to the date of issuance to the Grantee of a certificate or certificates for such shares.

5.Deferral of RSUs. In accordance with procedures established by the Administrator, the Grantee may elect to defer the settlement of RSUs granted under this Agreement to a date after the date the RSUs vest. The deferral of RSUs shall delay the recognition of income for income tax purposes only; the Fair Market Value of the underlying shares of Common Stock on the vesting date is subject Social Security and Medicare taxes the year in which vesting occurs.

6.Responsibility for Taxes.
a.    By accepting these RSUs, the Grantee acknowledges that, regardless of any action by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee's participation in the Plan and legally applicable to the Grantee ("Tax-Related Items") is and remains the Grantee's responsibility and may exceed the amount, if any, actually withheld by the Company. The Grantee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting, or settlement of the RSUs, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends or dividend equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Grantee's liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company may be required to account for Tax-

Related Items in more than one jurisdiction. The Company may refuse to issue or deliver the shares of Common Stock, or the proceeds of the sale of shares of Common Stock, if the Grantee fails to comply with the Grantee's obligations in connection with the Tax-Related Items.

b.    Subject to such voluntary withholding procedures as may be established by the Administrator for non-employee directors (“Voluntary Withholding Procedures”), the Grantee may elect to have withheld a sufficient number of whole shares of Common Stock to be issued upon settlement of the RSUs having an aggregate value sufficient to satisfy the Tax-Related Items.

c.    Subject to the Voluntary Withholding Procedures, the Company may withhold or account for Tax-Related Items by considering applicable statutory or other applicable withholding rates, including minimum or maximum rates applicable in the Grantee's jurisdiction(s). If the obligation for Tax-Related Items is satisfied by the voluntary withholding of shares of Common Stock, for tax purposes, the Grantee will be deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items.

7.No Right to Continued Service. Nothing in the Plan or this Agreement shall (a) create a right to employment, (b) confer upon the Grantee any right to continue in the service of the Company or any Related Corporation, (c) be interpreted as forming or amending an employment or service contract, or (d) shall interfere with or restrict in any way the rights of the Company and any Related Corporation, which rights are hereby expressly reserved, to discharge or terminate the service of the Grantee at any time and for any reason whatsoever.

8.Incorporation of Plan by Reference. The terms and conditions of the Plan are incorporated by reference herein. To the extent that any conflict may exist between any term or provision of this Award Agreement and any term or provision of the Plan, the term or provision of the Plan shall control. Capitalized terms not defined in this Award Agreement shall have the meaning given such terms in the Plan.

9.Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom shares of Common Stock subject to the RSUs may be transferred by will or the laws of descent or distribution.

10.Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with any applicable requirements of local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body and with the applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed, as determined by the Company in its discretion. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of local, state, federal or foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

11.Clawback Provision. Notwithstanding any other provisions in this Award Agreement to the contrary, any compensation paid or payable to the Grantee pursuant to this Award Agreement which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). In addition, in the event the Grantee’s intentional misconduct or fraud causes or is a contributing factor that causes the Company to restate all or a portion of its financial statements, (i) all shares of Common Stock subject to this Award Agreement that have not yet been settled shall be immediately forfeited, (ii) the Grantee shall reimburse the Company the amount of any payment (whether payment is made in cash or shares of Common Stock) relating to RSUs settled pursuant to this Award Agreement, and (iii) any gains or profits on the sale of shares of Common Stock acquired pursuant to this Award Agreement shall be subject to recoupment (clawback) by the Company.

12.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee's participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13.Insider Trading / Market Abuse Laws. The Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States and the Grantee's country, which may affect the Grantee's ability to accept, acquire, sell, or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., RSUs) or rights linked to the value of shares of Common Stock under the Plan during such times as the Grantee is considered to have "inside information" regarding the Company (as defined by the laws in the applicable jurisdictions). Insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (a) disclosing the inside information to any third party, which may include employees of the Company and (b) "tipping" third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee should consult with his or her own personal legal advisers to ensure compliance with local laws.

14.Notices. Any notices required under this Award Agreement shall be addressed: (i) if to the Company, to the Company at its principal office which is presently located at 2900 University Boulevard, Ames, Iowa 50010, Attention: Equity Plan Administrator, and (ii) if to the Grantee, to the Grantee’s address as reflected in the stock records of the Company.

15.Consent to Electronic Delivery and Participation. By accepting the RSUs, the Grantee agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company's discretion.

16.Language. The Grantee acknowledges that the Grantee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, and, accordingly, understands the provisions of this Award Agreement and the Plan. If the Grantee has received this Award Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.Entire Agreement; Amendment. This Award Agreement, together with the Plan, sets forth all of the terms and conditions between the parties with respect to the RSUs awarded under this Award Agreement. This Award Agreement may be amended at any time and from time to time by the Administrator without the Grantee’s consent, provided that the rights or obligations of the Grantee are not affected adversely by such amendment unless the Grantee’s consent is obtained or such amendment is otherwise permitted under the terms of the Plan.

18.Invalid or Unenforceable Provisions. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the other provisions hereof, and this Award Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

19.Counterparts. The Notice of Grant to which this Award Agreement is attached may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages transmitted by facsimile, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

20.Governing Law. The Notice of Grant and this Award Agreement shall be governed by the applicable provisions of the Internal Revenue Code of 1986, as amend to the maximum extent possible. Otherwise, the laws of the State of Delaware (without regard to principles of conflicts of laws) shall govern the operation of and the rights of the Grantee under, the Plan and this Award Agreement.